[TYPE]
                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                 FORM S-8

                          REGISTRATION STATEMENT

                                   Under

                        THE SECURITIES ACT OF 1933


                   FAMILY STEAK HOUSES OF FLORIDA, INC.
          (Exact name of Registrant as specified in its Charter)


Florida                                               59-2597349
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                       identification No.)


                          2113 Florida Boulevard
                       Neptune Beach, Florida  32266
                 (Address of Principal Executive Offices)



                   FAMILY STEAK HOUSES OF FLORIDA, INC.
                       1995 LONG TERM INCENTIVE PLAN
                         (Full title of the plan)

                          Lewis E. Christman, Jr.
                   President and Chief Executive Officer
                   Family Steak Houses of Florida, Inc.
                          2113 Florida Boulevard
                      Neptune Beach, Florida   32266
                              (904) 249-4197
          (Name, address, telephone number of agent for service)

                                COPIES TO:

                         Halcyon E. Skinner, Esq.
                       Mahoney Adams & Criser, P.A.
                     50 North Laura Street, 34th Floor
                       Jacksonville, Florida   32202

                 CALCULATION OF REGISTRATION FEE

============================================================================

Title of each  Amount        Proposed Maximum     Proposed Maximum  Amount of
Class of       To  to be     Aggregrate offering  Aggregate       Registration
securities to  Registered(1) Price per Unit(2)    Offering Price  Fee
be Registered
=============================================================================
Common Stock,  1,000,000      $0.6875            $687,500         $237.07
$0.01 Par
Value per
share
===============================================================================


(1) This is the aggregate number of shares of Common Stock authorized for issuance pursuant to grants or the exercise of options and other rights under the Family Steak Houses of Florida, Inc., 1995 Long Term Incentive Plan (the "Plan").
     This Registration Statement also includes such indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the Plan.

(2) Estimated solely for the purpose of determining the registration fee. The Common Stock of Family Steak Houses of Florida, Inc. (the "Company"), par value $.01 per share
     (the "Common Stock"), is listed on Nasdaq ("Nasdaq"). The fee is based upon the average of the high and low prices of the Registrant's Common Stock as quoted on Nasdaq on August
     21, 1995.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Items 1 and 2. Plan Information; Registrant Information
               and Employee Plan Annual Information

          The document(s) containing the information specified in the instructions to Part I of Form S-8 will be sent or given to employees of the Company as specified by Rule 428(b)(1).

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

          The Company hereby incorporates by reference into this Registration Statement the following documents filed by the Company with the Securities and Exchange Commission (the
"Commission"):

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1994.

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1995.

          (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (e) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Subsection (1) of Section 607.0850 of the Florida Business Corporation Act (the "FBCA") empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Subsection (2) of Section 607.0850 of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification should be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

          Subsection (3) of Section 607.0850 of the FBCA provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in subsections (1) or (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

          Subsection (4) of Section 607.0850 of the FBCA provides that any indemnification under subsections (1) or (2) of Section 607.0850, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(1) or (2) of Section 607.0850. Such determination shall be made:

               (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

               (b) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

               (c)  by independent legal counsel:

                    (1)  selected by the board of directors as
     prescribed in paragraph (a) or a committee selected as prescribed in paragraph (b); or

                    (2)  if no quorum of directors can be
     obtained under paragraph (a) or no committee can be designated under paragraph (b), by a majority vote of the full board of directors (in which directors who are parties may participate); or

               (d) by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

          Under subsection (6) of Section 607.0850 of the FBCA, expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850.

          Subsection (7) of Section 607.0850 of the FBCA states that indemnification and advancements of expenses provided under
Section 607.0850 are not exclusive and empowers the corporation to make any other further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee or agent were material to the adjudicated cause of action and such person (a) violated criminal law, unless the person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 of the FBCA (relating to unlawful distributions) applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

          Subsection (8) of Section 607.0850 provides that indemnification and advancement of expenses shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

          Subsection (9) of Section 607.0850 of the FBCA permits any director or officer who is or was a party to a proceeding to apply for indemnification or advancement of expenses, or both, to any court of competent jurisdiction and lists the determinations the court should make before ordering indemnification or advancement of expenses.

          Subsection (12) of Section 607.0850 of the FBCA permits a corporation to purchase and maintain insurance for a director or officer against any liability incurred in his official capacity or arising out of his status as such regardless of the corporation's power to indemnify him against such liability under
Section 607.0850.

          The Company is obligated under its Bylaws to indemnify a present or former director or officer of the Company and may indemnify any other person, in connection with any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding arising out of an officer's or director's past or future service to the Company or a subsidiary, or to another organization at the request of the Company or a subsidiary, if he acted in faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether the standards referred to above have been met is made by (i) the Board of Directors of the Company by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

          The Company also is obligated to indemnify its officers and directors pursuant to indemnity agreements executed between the Company and each officer and director whereby the Company agreed to indemnify such officer or director to the fullest extent permitted by Florida law. The indemnity agreements also require the Company to use its best efforts to continue to provide directors and officers liability insurance for a period of six years.

          In addition to the indemnification provisions of Florida law and the Company's Bylaws and in accordance with the indemnity agreements referred to above, the Company maintains insurance which provides liability coverage to directors and officers of the Company and its subsidiaries. Except for losses for which the Company is required to indemnify its directors or officers or for which the Company had, to the extent permitted by law, indemnified its directors or officers, this insurance will contain customary exclusions from coverage.


Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          This Form S-8 Registration Statement includes the following exhibits:

          Exhibit Number

          4         Articles of Incorporation of Family Steak
                    Houses of Florida, Inc.

          5 Opinion of Mahoney Adams & Criser, P.A., counsel for the Company, concerning the legality of the securities being registered.

          23(a)          Consent of Deloitte & Touche LLP,
                         independent accountants.

          23(b) Consent of Mahoney Adams & Criser, P.A., counsel for the Company (included in Exhibit 5).

          99(a)          Family Steak Houses of Florida, Inc.,
                         1995 Long Term Incentive Plan


Item 9.   Undertakings

          (1)  The Company hereby undertakes:

               (a) To file, during any period in which offers or sales of the securities registered hereunder are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the
"Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;



                (a) provided, however, that the undertakings included in (1)(a)(i) and (1)(a)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 24th day of August, 1995.


FAMILY STEAK HOUSES OF FLORIDA, INC.




By:

Lewis E. Christman, Jr.
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                       Title                   Date



                           President(Principal          August 21, 1995
Lewis E. Christman, Jr.    Executive Officer and
                           Director)

                           Secretary and Treasurer      August 10, 1995
Edward B. Alexander        (Principal Financial and
                           and Accounting Officer)

Michael J. Walters         Controller                   August 24, 1995


Robert J. Martin           Director                     August 21, 1995



Joseph M Glickstein, Jr.   Director                     August 19, 1995



Richard M. Gray            Director                     August 19, 1995



William Stanley Smith, Jr. Director                     August 21, 1995


   Pursuant to the requirements of the Securities Act, the Plan
Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on the 24th day of August, 1995.

                     FAMILY STEAK HOUSES OF FLORIDA, INC.
                        LONG TERM INCENTIVE PLAN


                        By: Lewis E. Christman, Jr.

                           Plan Administrator

                        INDEX TO EXHIBITS


Exhibit  Exhibit
Number   Description

  4      Articles of Incorporation of
         Family Steak Houses of Florida, Inc.

             Incorporated by reference
             to the Company's Registration
             Statement on Form S-1 No. 33-1887.

  5      Opinion of Mahoney Adams &
         Criser, P.A., counsel for the
         Company, concerning the
         legality of the securities
         being registered.

23(a)    Consent of Deloitte & Touche LLP,
         independent accountants.

23(b)    Consent of Mahoney Adams &
         Criser, P.A., counsel for the
         Company (included in Exhibit 5).

99(a)    Family Steak Houses of Florida, Inc.
         1995 Long Term Incentive Plan
              (Incorporated by reference to
               the Company's Proxy Statement
               for the 1995 Annual Meeting of
               Shareholders.)

                                             This document constitutes part
                                             of a prospectus covering
                                             securities that have been
                                             registered under the
                                             Securities Act of 1933.

                                             Date:  August 24th, 1995

                   FAMILY STEAK HOUSES OF FLORIDA, INC.
                       1995 LONG TERM INCENTIVE PLAN

Information provided to Participants pursuant to Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the
"Commission") on August 24th, 1995.

General Plan Information

     The 1995 Long Term Incentive Plan (the "Plan") of Family Steak Houses of Florida, Inc. (the "Company") provides incentives to key employees of the Company and/or its subsidiaries in the form of a proprietary shareholder interest in the Company to increase such employees' interest in the Company's welfare and to assist the Company and its subsidiaries in attracting and retaining employees.

     The principal features of the Plan are summarized below. All statements made herein or in any other document or form relating to the Plan are qualified in their entirety by reference to the Plan and all questions arising under the Plan will be resolved, in the first instance, by reference to the text of the Plan.

     The Board of Directors of the Company (the "Board") may discontinue or amend the Plan at any time but no amendment without approval by shareholders, may (a) increase the total number of shares which may be issued under the Plan, except with respect to certain events that change or affect the corporate structure or capitalization of the Company, (b) materially modify the eligibility requirements for participants in the Plan, (c) materially increase the benefits accruing to employees eligible to participate in the Plan, or (d) cause the Plan to no longer comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other federal or state statutory or regulatory requirements.

     No grant may be given under the Plan after June 1, 2005.

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). The Committee shall consist solely of two or more directors meeting the definition of disinterested persons under Rule 16b-3 of the Exchange Act. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies. Directors of the Company are elected to serve a one year term in office. Participants under the Plan may obtain additional information about the Plan and its administrators from Ed Alexander, Chief Financial Officer, Family Steak Houses of Florida, Inc., 2113 Florida Boulevard, Neptune Beach, Florida 32266, 904-249-4197. The Committee shall act in the capacity of manager of the Plan and, subject to the express provisions of the Plan, shall have full and final authority in its discretion to decide all questions of fact arising in the application of the Plan and to administer and interpret the Plan in all respects.

Securities to be Offered

     Grants under the Plan shall be in the form of (a) nonqualified stock options (the "Executive Stock Options") to purchase common stock of the Company, par value $.01, (the "Common Stock"); (b) incentive stock options to purchase Common Stock ("Incentive Stock Options" and, together with Executive Stock Options, sometimes referred to herein as "Stock Options") and (c) Common Stock subject to certain restrictions ("Restricted Stock"). Incentive Stock Options are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code). The aggregate number of shares of Common Stock, including shares reserved for issuance pursuant to the exercise of options, which may be granted or issued under the terms of the Plan, may not exceed 1,000,000 shares, and such shares are reserved for such purposes.

     The number of shares of Common Stock available for grants at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants. In addition, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants.

Employees Who May Participate in the Plan

     Employees of the Company and the Company's subsidiaries, including officers of the Company and the Company's subsidiaries, shall be eligible to participate in the Plan (any employee receiving an award under the Plan hereinafter referred to as a "Participant"). Directors who are not employees of the Company shall not be eligible to participate in the Plan. Members of the Committee are not eligible to participate in the Plan.

Purchase of Securities Pursuant to the Plan and Payment for Securities
Offered

     Subject to the express provisions of the Plan, the Committee shall have full and final authority in its discretion (i) to determine individuals to whom and the time or times at which Stock Options or Restricted Stock shall be granted and exercised and the number of shares and exercise price of the Common Stock covered by each Stock Option or grant of Restricted Stock; and (ii) to determine the terms of the Stock Option or Restricted Stock agreements, which need not be identical, including without limitation, terms covering vesting, exercise dates, if any, and exercise prices, if any.

     Notwithstanding the foregoing, except as may be otherwise expressly authorized by the Board of Directors or Compensation
Committee, the exercise price for Stock Options shall be equal to at least one hundred percent (100%) of the Fair Market
Value (as defined below) of the Common Stock on the date such Stock Option is granted. "Fair Market Value" means the closing bid price of the shares of Common Stock on such date on the principal national securities exchange or automated quotation system of a registered securities association on which such shares of Common Stock are listed or admitted to trading. If the shares of Common Stock on such date are not listed in or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith on such basis as it deems reasonable and appropriate and in the case of an Incentive Stock Option, in accordance with Section 422 of the Code. The term of a Stock Option, including extensions, may not exceed ten (10) years, or such shorter period of time as designated by the Committee at the time of grant.

     If at the time an Incentive Stock Option is granted a Participant owns Common Stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, then the option price of the Incentive Stock Option shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the time of grant and such option shall not be exercisable after the expiration of five (5) years from the date such option is granted, or such shorter period of time as designated by the Committee at the time of grant.

     Stock Options shall become exercisable in whole or in part after completion of such periods of service as the Committee shall specify when granting such Stock Option; provided, however, that in the absence of any Committee specification to the contrary, a Stock Option shall become exercisable with respect to twenty-five percent (25%) of the shares subject to such option on each of the first four annual anniversaries of the date of grant of the Stock Option. The restrictions imposed on shares of Restricted Stock (as described below) shall lapse upon completion of such periods of service as the Committee shall specify when granting the shares of Restricted Stock. Notwithstanding the foregoing, if a Change in Control (as defined in the Plan) shall have occurred, all Stock Options shall become immediately exercisable and the restrictions on grants of Restricted Stock shall lapse as of the date of such Change in Control.

     Payment for shares for which a Stock Option is exercised must be made in full to the Company in such manner and at such time or times as is provided by the Committee at the time of grant in either (i) cash or its equivalent or (ii) by tendering shares of previously acquired Common Stock having a Fair Market Value equal to the exercise price or (iii) by a combination of (i) and (ii). The Plan provides that the Committee may grant Restricted Stock without payment by the Participant for such Restricted Stock.

     Shares of Common Stock to be delivered to Participants as a result of grants under the Plan shall be issued by the Company from authorized but unissued shares of the Common Stock. Accordingly, the Company will receive the aggregate purchase price, if any, upon the exercise of grants by Participants under the Plan. The Company does not anticipate purchasing Common Stock in the open market for the purpose of delivering Common Stock to Participants under the Plan.

     Participants under the Plan shall receive reports as to the amount and status of their accounts under the Plan as the Plan administrators deem appropriate.

Resale Restrictions

     If a Participant under the Plan receiving Common Stock is deemed an affiliate of the Company for purposes of the Securities Act of 1933, as amended (the "Securities Act"), the sale of Common Stock acquired by such person may be subject to certain restrictions imposed by the registration requirements of the Securities Act.

     Until the restrictions on Restricted Stock have lapsed as provided in the Plan, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. The Committee may impose such other restrictions on any shares of Restricted Stock as required by law including, without limitation, restrictions under applicable federal or state securities laws, and may place legends on the certificates representing such shares of Restricted Stock to provide appropriate notice of such restrictions.

     As described above, the restrictions on Restricted Stock shall lapse and such shares shall be freely transferable upon completion of such periods of service or achievement of such conditions as the Committee shall specify in an individual restricted stock agreement between the Company and the Participant when granting the shares of Restricted Stock or upon a Change in Control of the Company.


Tax Effects of Plan Participation

Incentive Stock Options

     A Participant will normally not be in receipt of taxable income upon the grant of the Incentive Stock Options or upon its timely exercise. However, to the extent options are granted at an exercise price below fair market value, the recipient will be taxed on the difference between the exercise price and the fair market value on the date of exercise.
Exercise of an Incentive Stock Option will be timely (i) if made in accordance with the terms of the Plan and other written documentation relating to the grant of the Incentive Stock Option and
(ii) if the Participant remains an employee of the Company at all times during the period beginning on the date of grant of the Incentive Stock Option and ending on the date three months before the date of exercise
(or one year before the date of exercise in the case of a disabled Participant). Exercise of an Incentive Stock Option will also be timely if made by the legal representative of a Participant who dies (i) while in the employ of the Company or (ii) within three months after termination of employment. The tax consequences in the event of an untimely exercise of an Incentive Stock Option would be determined in accordance with the rules applicable to Executive Stock Options.

     Upon ultimate sale of Common Stock received upon the timely exercise of an Incentive Stock Option, except as noted below, the Participant will recognize long-term capital gain or loss (if the stock is a capital asset in the hands of the participant) equal to the difference between the amount realized upon such sale and the exercise price of the option. The Company under these circumstances will not be entitled to any federal income tax deduction in connection with either the exercise of the Incentive Stock Option or the sale of such Common Stock by the Participant.

     If the Common Stock acquired pursuant to the exercise of an Incentive Stock Option is disposed of by the Participant before two years have elapsed from the date of grant of the Incentive Stock Option or within one year from the date such Common Stock is transferred to the Participant upon exercise (a "disqualifying disposition"), any gain realized by the Participant generally will be taxable at the time of such disqualifying disposition as follows: (i) as ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the Common Stock on the date the Incentive Stock Option is exercised (special rules apply to Participants subject to potential liability under Section 16(b) of the Exchange Act) or (b) the amount realized on such disqualifying disposition and (ii) if the Common Stock is a capital asset of the Participant, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the Common Stock on the date that governs the determination of ordinary income. In such case, subject to limitations that may be imposed by future changes in the law, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the Participant as ordinary income. Any cash or Common Stock received by the Participant and treated as ordinary income will be subject to payment and withholding of income, FICA and FUTA taxes. Any capital gain realized by the Participant will be long-term capital gain if the Participant's holding period for the stock at the time of disposition is more than one year; otherwise such gain will be short-term. As described above, the tax rate for long-term capital gain may be less than that of short-term capital gain at the time of the disqualifying disposition. Special rules will apply where all or a portion of the exercise price of the Incentive Stock Options are paid by tendering shares of Common Stock.

     The amount by which the fair market value of the stock on the exercise date of an Incentive Stock Option exceeds the option price will be an item of tax preference for purposes of calculating a Participant's alternative minimum tax, unless a disqualifying disposition occurs.

Executive Stock Options

     Federal income tax consequences of Executive Stock Options under present law are generally as follows. Executive Stock Options granted under the Plan are not entitled to special tax treatment under Section 422 of the Code. The grant of an Executive Stock Option does not result in taxable income to the optionee and does not entitle the Company to an income tax deduction at the time of grant. Ordinarily, upon exercise of an Executive Stock Option, an optionee will recognize ordinary income for federal tax purposes measured by the excess, if any, of the fair market value of the shares over the exercise price, and the Company will be entitled to a tax deduction for a corresponding amount. Any cash or Common Stock received by the Participant and treated as ordinary income will be subject to payment and withholding of income, FICA and FUTA taxes.

     Upon a sale of shares acquired pursuant to exercise of an Executive Stock Option by an optionee, any difference between the sale price and the optionee's basis in the shares will be treated as capital gain or loss.
The optionee's basis for determination for gains or loss upon any subsequent disposition of Common Stock acquired upon the exercise of an Executive Stock Option will be the amount paid for such shares plus any ordinary income recognized as the result of the exercise of such option. The difference between the sales price and the optionee's basis will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the date of their disposition. Otherwise any such gain or loss would be short-term. Currently, the tax rate for long-term capital gain is slightly less than that of short-term capital gain or ordinary income, which are identical. However, it is possible that Congress may consider tax legislation in the near future that would change the capital gains and/or ordinary income tax rate for individuals. Tax counsel cannot predict whether any such proposed legislation will be enacted into law. Accordingly, participants should monitor legislative developments.

     Section 83 of the Code and the regulations thereunder provide that the date for reporting and determining the amount of ordinary income (and the Company's equivalent deduction) upon exercise of an Executive Stock Option and for the commencement of the holding period of the shares thereby acquired by a person who is subject to potential liability under Section 16(b) of the Exchange Act will be delayed until the date that is the earlier of (i) six months after the date of exercise and (ii) such time as the shares received upon exercise could be sold at a gain without the person being subject to such potential liability.

Restricted Stock

     Under current federal income tax law, a Participant will not be taxed at the time Restricted Stock is granted. A Participant will be subject to tax when Restricted Stock first becomes transferable or not subject to a substantial risk of forfeiture, unless an election is made under Section 83(b) of the Code to be subject to tax upon grant. Accordingly, Restricted Stock generally will be subject to tax when it becomes nonforfeitable upon lapse of restrictions. Special rules may apply to participants subject to potential liability under Section 16(b) of the Exchange Act.

     The amount of tax will be based on the fair market value of such shares at the time they become subject to tax, minus the amount, if any, paid for such Restricted Stock. Income upon receipt of cash or Common Stock will be subject to tax as ordinary income. In addition, any cash paid to a Participant with respect to Restricted Stock during the period of restriction will be subject to tax as ordinary income at the time of receipt of such cash. Subject to limitations that may be imposed by future changes in the law, the Company will generally be entitled to a tax deduction at such time and in the same amount that the Participant realizes ordinary income. Any cash or Common Stock received by the Participant and treated as ordinary income will be subject to payment and withholding of income, FICA and FUTA taxes.

     As a result of new Section 162(m) of the Code, the Company's deduction for a taxable year for certain awards under the Plan may be limited to the extent that a "covered employee" (e.g., the chief executive officer and four other executives named in the Cash Compensation Table of the annual Proxy Statement) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

     The Plan is not qualified under Section 401 of the Code.

Withdrawal from the Plan; Assignment of Interest

     As described below and subject to the terms of the Plan, Stock Options and Restricted Stock are subject to vesting requirements and restrictions, as applicable, and accordingly may be forfeitable upon a Participant's termination from service prior to the vesting of a grant, the exercise of a Stock Option or the lapsing of restrictions, as applicable.

     Except as expressly provided in the Plan, no awards under the Plan shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Code or Title I of ERISA, or the rules thereunder. During the lifetime of the Participant, except as expressly provided in the Plan, grants under the Plan shall be exercisable only by such Participant, by the guardian or legal representative of such Participant or pursuant to a QDRO.

Forfeitures and Penalties

     Subject to the terms of the Plan, Stock Options under the Plan shall be exercisable and shall expire by their terms and may be subject to vesting requirements. Notwithstanding the foregoing, Stock Options which are exercisable on the date of a Participant's Termination (as defined in the Plan) from employment for any reason other than death, Disability or Retirement (as such terms are defined in the Plan) shall expire three
months after such Termination.   Stock Options which are not exercisable on
the date of Termination for any reason other than death, Disability or Retirement shall expire upon such Termination .

     Stock Options are exercisable upon the Termination of a Participant's employment by reason of death, Disability or Retirement, irrespective of whether such options were fully exercisable on the date of such Termination. Such Stock Options shall expire unless exercised within one year from the date of such Termination.

     In the case of Termination of a Participant's employment by reason of early retirement, within the meaning of the Company's applicable retirement plan, Stock Options which may be exercised will be limited to the shares which could have been purchased by the Participant at the date of such early retirement. The Participant's Stock Options will expire unless exercised within one year from the date of such Termination.

     As discussed above, Restricted Stock may be granted by the Committee subject to the vesting of rights and subject to restrictions on the transfer of such shares. Such restrictions shall lapse and the Restricted Stock shall vest upon the completion of such periods of service or achievement of such conditions as the Committee shall specify at the time of grant. Notwithstanding the foregoing, if a Participant's employment is terminated as a result of death, Disability or Retirement prior to the lapsing of such restrictions, restrictions on the Restricted Stock shall immediately lapse on the date of such death, Disability or Retirement. If the Participant's employment is terminated for any reason other than Death, Disability or Retirement prior to the lapsing of such restrictions, the Restricted Stock granted to such Participant shall be forfeited and shall revert to the Company.

Charges and Deductions and Liens Therefor

     Participants will not be subject to charges or deductions in connection with their participation in the Plan.

     Unless an election is made with respect to Restricted Stock under
Section 83(b) of the Code, Restricted Stock will be issued in the name of the Participant and deposited with a trust administered by the Committee and subject to the claims of the Company's creditors during the restriction period.

                                  * * * *

                           AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Exchange Act and files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of Nasdaq, 1735 K Street, N.W., Washington, DC 20006.

     This Prospectus incorporates by reference documents relating to the Company which are not presented in or delivered with this Prospectus. Upon the written or oral request of any Participant under the Plan, the Company shall provide, without charge, the documents incorporated by reference in
Item 3 of Part II of the Registration Statement on Form S-8 relating to the Plan filed by the Company with the Commission on August 24th, 1995. The Company shall also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act. Participants may direct their request to Ed Alexander, Chief Financial Officer, Family Steak Houses of Florida, Inc., 2113 Florida Boulevard, Neptune Beach, Florida 32266, 904-249-4197.

     No person is authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase any of the securities offered by this Prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall, under circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that information in this Prospectus or in the documents incorporated herein by reference is correct as of any time subsequent to the date hereof or the dates thereof.

August 24th, 1995



Family Steak Houses of Florida, Inc.
2113 Florida Boulevard
Neptune Beach, Florida   32266

     Re:  Family Steak Houses of Florida, Inc.

Gentlemen:

     We refer to the Registration Statement on Form S-8 ("the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Family Steak Houses of Florida, Inc., a Florida corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on August 24th, 1995. The Registration Statement covers an aggregate of 1,000,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), together with such indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions, authorized for issuance pursuant to the exercise of rights under the Family Steak Houses of Florida, Inc. 1995 Long Term Incentive Plan.

     We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

     Based upon the foregoing, we are of the opinion that the Shares, when sold and delivered by the Company as contemplated by and in accordance with the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We further consent to the use of our name as counsel for the Company.

     In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

                                   Very truly yours,




                                   Mahoney Adams & Criser, P.A.

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Family Steak Houses of Florida, Inc. on Form S-8 of our report dated March 15, 1995, incorporated in the Annual Report on Form 10-K of Family Steak Houses of Florida, Inc. for the fiscal year ended December 28, 1994.

Deloitte & Touche LLP
Jacksonville, Florida
August 24, 1995